Exhibit 99.2

REXFORD INDUSTRIAL ANNOUNCES THIRD QUARTER 2013 FINANCIAL RESULTS

– Same Property Portfolio Occupancy Increases 5.7 Percentage Points to 87.3%

Since Third Quarter 2012 –

– Same Property Portfolio Cash NOI Up 14.6% Compared to Third Quarter 2012 –

Los Angeles, California – November 11, 2013 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced its financial results for the third quarter ended September 30, 2013.

Third Quarter Operational and Financial Highlights:

•	Quarterly NOI for our Same Property Portfolio increased 19.0% and Cash NOI for our Same Property Portfolio increased 14.6% compared to the third quarter of 2012.

•	Same Property Portfolio occupancy increased 5.7 percentage points to 87.3% compared to the third quarter of 2012.

•	Signed new and renewal leases totaling approximately 339,000 square feet, resulting in approximately 11,000 square feet of positive net absorption and increased renewal spreads of 6.7% during the third quarter of 2012.

•	Acquired two properties, with approximately 124,000 square feet, for $14.0 million. Subsequent to quarter’s end, acquired two properties, containing 236,000 square feet, for $23.3 million.

•	Completed initial public offering (“IPO”), concurrent private placement and formation transactions, raising approximately $208.7 million of net proceeds from the issuance of approximately 16.5 million shares of common stock.

“Our portfolio continued to generate strong results in the third quarter, as we are benefitting from steady improvement in our core Southern California infill industrial markets as well as from the execution of our operating, leasing and acquisition strategies,” commented Michael Frankel, Rexford Industrial’s Co-Chief Executive Officer. “Our Same Property Portfolio generated another strong quarter, with an increase of 16.5% in revenue and 19.0% in NOI compared to the third quarter of 2012. In addition, we believe our recent IPO and public company capital structure enhance our ability to achieve our growth objectives within our target 1.6 billion square-foot infill Southern California industrial markets. Our external growth is being driven by a substantial, growing pipeline of accretive investment opportunities, which include the acquisition of two properties in the third quarter for $14.0 million, plus two subsequent acquisitions for $12.7 and $10.6 million on November 1 and November 8, respectively. We are well-positioned to continue to execute on our growth strategies, to increase portfolio cash flow and to create value for our shareholders moving forward.”

Financial Results:

Financial results for the third quarter of 2013 include Rexford Industrial’s predecessor entities’ results for the period from July 1, 2013 through July 23, 2013, and the Company’s results for the period from July 24, 2013 through September 30, 2013. Financial results for periods ending on or prior to June 30, 2013 reflect the results of Rexford Industrial’s predecessor entities.

The Company reported a net loss of $5.6 million for the three months ended September 30, 2013, compared to a net loss of $2.7 million for the three months ended September 30, 2012. The net loss in the three months ended September 30, 2013 included approximately $3.9 million of loss on extinguishment of debt associated with pay down of mortgage debt at the consummation of the IPO.

For the nine months ending September 30, 2013, the Company reported a net loss of $4.0 million, compared to a net loss of $7.3 million for the nine months ended September 30, 2012. The net loss in the nine months ended September 30, 2013 included approximately $4.0 million of loss on extinguishment of debt associated with pay down of mortgage debt at the consummation of the IPO, $5.0 million of gains related to the disposition of five of the Company’s properties, and $1.4 million of gains associated with early repayment of a note receivable.

The Company’s share of Funds from Operations (FFO) for the period from July 24, 2013 through September 30, 2013 was $3.0 million.

Operating Results:

For the three months ended September 30, 2013, the Company’s Same Property Portfolio produced a 19.0% increase in NOI compared to the third quarter of 2012, driven by a 16.5% increase in Same Property Portfolio revenue, more than offsetting a 12.5% increase in Same Property Portfolio expenses. Cash NOI on the Company’s Same Property Portfolio was up 14.6% compared to the third quarter of 2012.

For the nine months ended September 30, 2013, NOI on the Company’s Same Property Portfolio increased 15.7%, driven by a 12.0% increase in Same Property Portfolio revenue offsetting a 3.6% increase in Same Property Portfolio expenses, compared to the first nine months of 2012. Year-to-date, Cash NOI on the Company’s Same Property Portfolio was up 15.5% compared to the first nine months of 2012.

In the third quarter, the Company signed 115 new and renewal leases in its consolidated portfolio, totaling approximately 339,000 square feet. Average rental rates on comparable new and renewal leases were up 6.7% on a GAAP basis, but declined 1.1% on a cash basis. The Company signed 57 new leases, for approximately 144,000 square feet, with GAAP rents up 4.5%, compared to the prior in place leases. The Company signed 58 renewal leases, for approximately 195,000 square feet, with GAAP rents up 7.8% compared to the prior in place leases. For the 57 new leases, cash rents were down 2.7%, and for the 58 renewal leases, cash rents were down 0.3%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended September 30, 2013. See below for information regarding the supplemental information package.

Acquisition Activity:

On July 30, 2013, the Company acquired Orion, a 48,388 square foot multi-tenant industrial building located in Van Nuys, California for $5.6 million or $116 per square foot. Then, on August 8, 2013, the Company acquired Tarzana, a 75,288 square foot multi-tenant industrial complex located in Tarzana, California for $8.4 million, or $112 per square foot. Both properties are located in Southern California’s San Fernando Valley, one of the highest occupancy submarkets in the greater Southern California industrial market. At acquisition, Tarzana was 81% occupied, and Orion was 90% occupied.

Subsequent to the end of the third quarter, on November 1, 2013, the Company acquired an industrial property located at 22343-22349 La Palma Avenue in Yorba Linda, California, for $12.7 million, or $110 per square foot. This four-building property, consisting of a total of 115,760 square feet, is situated on 9.13 acres of land, and was 79% occupied at the time of acquisition. Then on November 8, 2013, the Company acquired The Park, an industrial park located at the intersection of 1100-1170 Gilbert St. and 2353-2373 La Palma Ave in Anaheim, California for $10.6 million, or $88 per square foot. This six-building property, consisting of a total of 120,313 square feet, is situated on 6.90 acres of land, and was 85% occupied at the time of acquisition.

Year-to-date, including the Yorba Linda and The Park acquisitions completed subsequent to the end of the third quarter, the Company has acquired 8 properties, with a total of 1.1 million square feet, for an aggregate investment of $111.1 million.

Financing Activity:

On July 24, 2013, the Company consummated its IPO, issuing 16,000,000 shares of its common stock in exchange for net proceeds of approximately $202.8 million after the underwriting discount and offering expenses. On August 21, 2013, the Company issued a total of 451,972 shares of its common stock, pursuant to a partial exercise by the underwriters of their over-allotment option, in exchange for proceeds of approximately $5.9 million net of the underwriting discount.

On July 24, 2013, the Company entered into a 3-year, $200 million unsecured revolving credit facility, which matures on July 24, 2016. Availability under the facility is based upon a borrowing base formula. Borrowings under the facility bear interest at LIBOR plus a margin, based upon the Company’s leverage ratio, of 135 to 205 basis points. The current margin is 150 basis points. At the Company’s option, the facility may be increased to $400 million, and the maturity date may be extended up to two years, in each case subject to certain requirements and fees. At September 30, 2013, the outstanding balance on the credit facility was $14.9 million.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Monday, November 11, 2013 at 11:00 a.m. Eastern time to review third quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at www.ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through November 25, 2013, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 10000690.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust that specializes in acquiring, owning and operating industrial properties in Southern California infill markets. The Company owns interests in 63 properties with approximately 6.9 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” in the Company’s prospectus for its recently completed IPO and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

NOI: Includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP. Calculated as total revenue from real estate operations including i) rental revenues ii) tenant reimbursements, and iii) other income less property expenses and other property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Determined independently for each period presented. Comparable properties must have been owned for the entire current and prior periods presented. The Company’s computation of same property performance may not be comparable to other REITs.

Funds from Operations (FFO): We calculate FFO before non-controlling interest in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Contact:

Investor Relations:

Stephen Swett or Rodny Nacier

424 256 2153 ext 401

investorrelations@rexfordindustrial.com

REXFORD INDUSTRIAL REALTY, INC. AND

REXFORD INDUSTRIAL REALTY, INC. PREDECESSOR

CONSOLIDATED AND COMBINED BALANCE SHEETS

	Rexford Industrial Realty, Inc.	Rexford Industrial Realty, Inc. Predecessor
	September 30, 2013 (Unaudited)	December 31, 2012
ASSETS
Land	$216,519,000	$154,413,000
Buildings and improvements	268,240,000	210,657,000
Tenant improvements	11,726,000	12,330,000
Furniture, fixtures, and equipment	188,000	188,000

Total real estate held for investment	496,673,000	377,588,000
Accumulated depreciation	(57,912,000)	(56,626,000)

Investments in real estate, net	438,761,000	320,962,000
Cash and cash equivalents	4,399,000	43,499,000
Restricted cash	298,000	1,882,000
Notes receivable	13,153,000	11,911,000
Rents and other receivables, net	869,000	560,000
Deferred rent receivable	3,746,000	3,768,000
Deferred leasing costs and in-place lease intangibles, net	11,601,000	5,012,000
Deferred loan costs, net	1,609,000	1,396,000
Acquired above-market leases, net	1,888,000	179,000
Other assets	2,321,000	1,870,000
Acquisition related deposits	1,435,000	260,000
Investment in unconsolidated real estate entities	8,982,000	12,697,000
Assets associated with real estate held for sale	—	16,500,000

Total Assets	$489,062,000	$420,496,000

LIABILITIES & EQUITY
Liabilities
Notes payable	$122,857,000	$302,830,000
Accounts payable, accrued expenses and other liabilities	4,602,000	2,589,000
Due to members	—	1,221,000
Interest rate contracts	—	49,000
Acquired below-market leases, net	535,000	39,000
Tenant security deposits	4,942,000	3,753,000
Prepaid rents	524,000	334,000
Liabilities associated with real estate held for sale	—	13,433,000

Total Liabilities	$133,460,000	$324,248,000
Equity
Rexford Industrial Realty, Inc. stockholders’ equity and Predecessor equity Common Stock, $0.01 par value 490,000,000 authorized and 25,678,575 outstanding	257,000	—
Additional paid in capital	308,937,000	—
Retained earnings	256,000	—

Total stockholders’ equity	309,450,000	—

Predecessor equity	—	(12,691,000)
Noncontrolling interests	46,152,000	108,939,000

Total Equity	355,602,000	96,248,000

Total Liabilities and Equity	$489,062,000	$420,496,000

REXFORD INDUSTRIAL REALTY, INC. AND

REXFORD INDUSTRIAL REALTY, INC. PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Unaudited)

	Rexford Industrial Realty, Inc.	Rexford Industrial Realty, Inc. Predecessor		Rexford Industrial Realty, Inc.	Rexford Industrial Realty, Inc. Predecessor
	Period from July 24, 2013 to September 30, 2013	Period from July 1, 2013 to July 23, 2013	Three Months Ended September 30, 2012	Period from July 24, 2013 to September 30, 2013	Period from January 1, 2013 to July 23, 2013	Nine Months Ended September 30, 2012
RENTAL REVENUES
Rental revenues	$7,798,000	$2,460,000	$6,875,000	$7,798,000	$19,392,000	$20,658,000
Tenant reimbursements	863,000	265,000	770,000	863,000	2,239,000	2,184,000
Management, leasing and development services	281,000	13,000	174,000	281,000	444,000	344,000
Other income	40,000	20,000	28,000	40,000	187,000	78,000

TOTAL RENTAL REVENUES	8,982,000	2,758,000	7,847,000	8,982,000	22,262,000	23,264,000
Interest income	191,000	63,000	397,000	191,000	698,000	1,182,000

TOTAL REVENUES	9,173,000	2,821,000	8,244,000	9,173,000	22,960,000	24,446,000

OPERATING EXPENSES
Property expenses	2,060,000	576,000	2,073,000	2,060,000	5,139,000	6,241,000
General and administrative	2,500,000	1,885,000	1,727,000	2,500,000	4,420,000	3,884,000
Depreciation and amortization	3,062,000	901,000	3,037,000	3,062,000	7,641,000	9,240,000
Other property expenses	503,000	124,000	316,000	503,000	904,000	945,000

TOTAL OPERATING EXPENSES	8,125,000	3,486,000	7,153,000	8,125,000	18,104,000	20,310,000
OTHER EXPENSE (INCOME)
Acquisition expenses	119,000	7,000	11,000	119,000	724,000	245,000
Interest expense	717,000	1,270,000	4,426,000	717,000	9,593,000	12,931,000
Gain on mark-to-market of interest rate swaps	—	—	(611,000)	—	(49,000)	(1,835,000)

TOTAL OTHER EXPENSE	836,000	1,277,000	3,826,000	836,000	10,268,000	11,341,000
TOTAL EXPENSES	8,961,000	4,763,000	10,979,000	8,961,000	28,372,000	31,651,000

Equity in loss (income) from unconsolidated real estate entities	83,000	9,000	99,000	83,000	(915,000)	66,000
Gain from early repayment of note receivable	—	—	—	—	1,365,000	—
Loss on extinguishment of debt	—	(3,935,000)	—	—	(3,972,000)	—

NET LOSS FROM CONTINUING OPERATIONS	295,000	(5,868,000)	(2,636,000)	295,000	(8,934,000)	(7,139,000)

DISCONTINUED OPERATIONS
Loss from discontinued operations before gains on sale of real estate	—	—	(68,000)	—	(86,000)	(136,000)
Loss on extinguishment of debt	—	—	—	—	(250,000)	—
Gain on sale of real estate	—	—	—	—	4,989,000	—

(LOSS) INCOME FROM DISCONTINUED OPERATIONS	—	—	(68,000)	—	4,653,000	(136,000)

NET INCOME (LOSS)	295,000	(5,868,000)	(2,704,000)	295,000	(4,281,000)	(7,275,000)

Net (income) loss attributable to noncontrolling interests	$(39,000)	$3,559,000	$970,000	$(39,000)	$15,000	$3,912,000

Net income attributable to common stockholders	$256,000	$(2,309,000)	$(1,734,000)	$256,000	$(4,266,000)	$(3,363,000)

Net income attributable to common stockholders per share - basic	$0.01			$0.01

Net income attributable to common stockholders per share - diluted	$0.01			$0.01

REXFORD INDUSTRIAL REALTY, INC. AND

REXFORD INDUSTRIAL REALTY, INC. PREDECESSOR

Same Property Portfolio Statement of Operations and NOI Reconciliation (unaudited)

Same Property Portfolio Statement of Operations:

	Three Months Ending			Nine Months Ending
	September 30			September 30
	2013(1)	2012	Change	2013(1)	2012	Change
Rental Revenues
Rental revenues	$8,158	$6,942	18%	$22,538	$20,320	11%
Tenant reimbursements	865	770	12%	2,507	2,129	18%
Other operating revenues	36	27	33%	198	76	161%

Total rental revenues	9,059	7,739	17%	25,243	22,525	12%
Interest income	254	253	0%	825	752	10%

Total Revenues	9,313	7,992	17%	26,068	23,277	12%
Operating Expenses
Property expenses	$2,130	$2,034	5%	$6,007	$6,025	(0%)
Depreciation and amortization	3,013	3,226	(7%)	8,834	9,398	(6%)
Other property expenses	435	247	76%	990	726	36%

Total Operating Expenses	5,578	5,507	1%	15,831	16,149	(2%)
Other (Income) Expense
Interest expense	1,240	4,545	(73%)	9,214	13,353	(31%)

Total Other Expense	1,240	4,545	(73%)	9,214	13,353	(31%)

Total Expenses	6,818	10,052	(32%)	25,045	29,502	(15%)
Loss on extinguishment of debt	(3,424)	—		(3,399)	—

Net Income (Loss)	$(929)	$(2,060)	(55%)	$(2,376)	$(6,225)	(62%)

Same Property Portfolio NOI Reconciliation:

	Three Months Ending			Nine Months Ending
	September 30			September 30
	2013(1)	2012	Change	2013(1)	2012	Change
NOI
Net Income (Loss)	$(929)	$(2,060)		$(2,376)	$(6,225)
Add:
Interest expense	1,240	4,545		9,214	13,353
Depreciation and amortization	3,013	3,226		8,834	9,398
Deduct:
Loss on extinguishment of debt	(3,424)	—		(3,399)	—
Interest income	254	253		825	752

NOI	$6,494	$5,458	19%	$18,246	$15,774	16%

Straight-line rents	(261)	(50)		(241)	(234)
Amort. above/below market leases	7	37		70	106

Cash NOI	$6,239	$5,444	15%	$18,075	$15,646	16%

(1)	Includes Predecessor and Rexford Industrial Realty, Inc. results.

REXFORD INDUSTRIAL REALTY, INC. AND

REXFORD INDUSTRIAL REALTY, INC. PREDECESSOR

NOI Reconciliation, Portfolio Detail, and Occupancy (unaudited)

Same Property Portfolio NOI Reconciliation Continued:

	Three Months Ending			Nine Months Ending
	September 30			September 30
	2013 (1)	2012	Change	2013 (1)	2012	Change
Rental revenues	$8,158	$6,942	18%	$22,538	$20,320	11%
Tenant reimbursements	865	770	12%	2,507	2,129	18%
Other operating revenues	36	27	33%	198	76	161%

Total rental revenue	9,059	7,739	17%	25,243	22,525	12%
Interest income	254	253	0%	825	752	10%

Total revenue	9,313	7,992	17%	26,068	23,277	12%
Property expenses	2,130	2,034	5%	6,007	6,025	(0%)
Other property expenses	435	247	76%	990	726	36%

Total property expense	2,565	2,281	12%	6,997	6,751	4%

NOI	$6,494	$5,458	19%	$18,246	$15,774	16%

Straight-line rents	(261)	(50)	419%	(241)	(234)	3%
Amort. above/below market leases	7	37	(82%)	70	106	(34%)

Cash NOI	$6,239	$5,444	15%	$18,075	$15,646	16%

Same Property Portfolio Detail:

	Three Months Ending		Three Months Ending		Nine Months Ending
	September 30, 2013		June 30, 2013		September 30, 2013
Same Property Portfolio:
Number of Properties	49		48		47
Square Feet (pro-rata)	4,320,532		4,236,316		4,174,679
Weighted Average Occupancy	87.3%		88.5%		87.1%

Same Property Portfolio Occupancy:

	September 30, 2013		September 30, 2012		Change (ppt)
Occupancy:
Los Angeles County	86.9%		85.5%		1.3%
Orange County	92.6%		89.2%		3.5%
San Bernardino County	85.8%		83.8%		1.9%
Ventura County	100.0%		97.2%		2.8%
San Diego County	82.5%		60.4%		22.0%
Other	69.0%		75.7%		(6.7%)

Total/Weighted Average	87.3%		81.6%		5.7%

(1)	Includes Predecessor and Rexford Industrial Realty, Inc. results.